Exhibit 99.1
2024

Legal Disclaimer Cautionary Statement Regarding Forward-Looking Statements This presentation, including any oral statements made regarding the contents of this presentation, contains certain statements that are not historical facts that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this presentation the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about Bar Harbor Bankshares’ (the “Company”) future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) deterioration in the financial performance and/or condition of borrowers of Bar Harbor Bank & Trust (the “Bank” or “BHBT”), including as a result of the negative impact of inflationary pressures on our customers and their businesses resulting in significant increases in credit losses and provisions for those losses; (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (3) increased levels of other real estate owned, primarily as a result of foreclosures; (4) the impact of liquidity needs on our results of operations and financial condition; (5) competition from financial institutions and other financial service providers; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand or loan pricing; (8) adverse conditions in the national or local economies including in our markets throughout Northern New England; (9) changes in consumer spending, borrowing and saving habits; (10) the emergence and effects related to a future pandemic, epidemic or outbreak of an infectious disease, including actions taken by governmental officials to curb the spread of such an infectious disease, and the resulting impact on general economic and financial market conditions and on the Company’s and our customers' business, results of operations, asset quality and financial condition; (11) the effects of civil unrest, international hostilities or other geopolitical events, including the war in Ukraine and recent hostilities in the Middle East; (12) lack of strategic growth opportunities or our failure to execute on available opportunities; (13) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (14) our ability to effectively manage problem credits; (15) our ability to successfully implement efficiency initiatives on time and with the results projected; (16) our ability to successfully develop and market new products and implement technology effectively; (17) the impact of negative developments in the financial industry and United States and global capital and credit markets; (18) our ability to retain executive officers and key employees and their customer and community relationships; (19) our ability to adapt to technological changes; (20) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage; (21) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions; (22) changes in the reliability of our vendors, internal control systems or information systems; (23) ongoing competition in the labor markets and increased employee turnover; (24) the potential impact of climate change; (25) our ability to comply with various governmental and regulatory requirements applicable to financial institutions; (26) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments; (27) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (28) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions; and (29) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements, and you should consider these factors in connection with considering any forward-looking statements that may be made by us. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law. 2

Legal Disclaimer Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense. The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. 3

A Bank that Thinks Differently • Employee and customer experience is the foundation of our performance, which leads to financial benefits to our shareholders • Commitment to risk management • Service and sales driven culture with a focus on core business growth • Fee income is fundamental to our profitability through trust and treasury management services, customer derivatives, and secondary market mortgage sales • Expansion of our brand and business to deepen market presence • Geography, heritage, and performance are key while remaining true to a culture that has long-term commitment to our communities 4 Bar Harbor Bank & Trust is the only community bank headquartered in Northern New England with branches in Maine, New Hampshire and Vermont. The Bank is focused on exceptional commercial, retail and wealth management banking services in over 50 locations. Our business model balances earnings with growth by focusing on the following tenets:

How is Bar Harbor Bank & Trust different? We have adhered to a strategy of prudent growth for over 135 years. We take deposits from neighbors and lend to neighbors • We like to lend money. We have an investment portfolio, but we don’t run it as a separate line of business and it is purposefully scaled with our priority being core bank lending assets. • We don’t compete solely on rate. Instead, we compete by providing superior service, solutions tailored to our customers’ needs, and the convenience of our branch network and online capabilities. • We view cross-selling, especially to our wealth unit, as fundamental. • We don’t have excessive concentrations in our deposit or loan portfolios. • Only 13.1% of our deposits are uninsured either by the FDIC or collateral. 1 5 1Data as of March 31, 2024

Overview of Bar Harbor Bank & Trust • We strive to be one of the most profitable banks in New England; and to provide exceptional service to people, businesses and communities we serve • Business overview as of March 31, 2024 • Over 50 locations spanning Northern New England1 • $3.0 billion in AUM Bar Harbor Wealth Management division combined with our brokerage services • Commercial LPO office in Portland, Maine • Diverse fee income sources have been developed • Seasoned management team with strong market knowledge and industry experience • Track record of generating growth • Employee and customer experience is the foundation of superior performance, which we believe leads to financial benefit to shareholders • Strong commitment to risk management • Continued commitment to expanding customer services and products, while growing and diversifying our non-interest income sources • Investment in process, products, technology, training, leadership and infrastructure • Expansion of the Bank’s brand and business to deepen market presence 6 Source: Company filings, includes banking, lending and wealth management service locations across ME, VT and NH 1Locations include banking, lending and wealth management services 2For a reconciliation of non-GAAP financial measures to the comparable GAAP measures, see the Appendix Bank Overview Key Statistics as of March 31, 2024 ($ in millions except Stock Price) Assets $3,959 Net Loans $2,983 Deposits $3,127 Shareholder Equity $436 NPAs / Total Assets 0.17% Core Return on Average Assets2 1.03% Core Return on Average Equity2 9.32% Net Interest Margin2 3.14% Closing Stock Price $26.48 Market cap $403 Price / LTM Core EPS 9.63x Dividend Yield 4.23%

Senior Executive Team Curtis C. Simard President & Chief Executive Officer • Joined as President & CEO of Bar Harbor Bank & Trust in June of 2013 • Served as Managing Director of Corporate Banking for TD Bank • Over 30+ years of industry experience SVP, Chief Human Resources Officer Alison DiPaola • Joined in June 2013 • Extensive human resources experience including being SHRM-SCP certified • Over 10+ years of industry experience Jason Edgar President, Bar Harbor Wealth Management • Joined in June of 2019 • Served as SVP, Director of Wealth Management at Berkshire Hills Bancorp and has over 20+ years industry experience Marion Colombo EVP, Director of Retail Delivery • Joined in February of 2018 • Over 30+ years of experience, including Market President of Retail for TD Bank in Boston John Mercier EVP, Chief Lending Officer • Joined in April of 2017 • Over 30+ years of experience in lending throughout the Northeast John Williams SVP, Chief Risk Officer • Joined in December of 2014 • 10+ years in various risk management roles within banking Joseph Scully SVP, Chief Information Officer & Director of Operations • Joined in January of 2015 • Over 30+ years of experience in operations, technology & security experience, including the Department of Defense and Financial Institutions 8 EVP, Chief Financial Officer & Treasurer Josephine Iannelli • Joined in October of 2016 • Served as EVP CFO and Treasurer of Berkshire Hills Bancorp as well as other various management positions at PNC • Over 25+ years of industry experience SVP, Director of Communications & Chief Marketing Officer Joe Schmitt • Joined in September of 2017 • Over 25+ years of industry experience in Marketing and Product Management, including Head of Product Marketing at Santander and Chief Marketing Officer at Brookline Bank

Our Markets The Bank serves a wide range of markets in Maine, New Hampshire and Vermont. Within our markets, tourism, agriculture, and fishing remain strong and continue to drive economic activity. These core markets have also maintained their strength through diversification into various services industries. Maine • 22 full-service branches in Downeast, Midcoast and Central Maine. • Primary market areas: Hancock, Knox, Washington, Kennebec and Sagadahoc counties. New Hampshire • 21 full-service branches and two stand-alone drive-up windows in New Hampshire. • Primary market areas: Nashua, Manchester, Concord, and Upper Valley, including Lebanon, Hanover, New London and Newport. Vermont • 10 full service-branches and one stand-alone drive-up windows in Vermont. • Primary market areas: Central Vermont within the counties of Rutland, Windsor and Orange. 9 Note: Information as of March 31, 2024

Strategy is working and the industry is taking notice 10 Recognized as one of America’s Best Banks by Newsweek in collaboration with LendingTree Recognized as one of America’s Best Regional Banks by Newsweek in collaboration with PLANT-A Insights Group Named as a 2023 World’s Best Bank by Forbes Magazine Named as a 2022 Best-in-State Bank by Forbes Magazine Named as a 2024 World’s Best Bank by Forbes Magazine

Fostering Sustainable Communities 11 As a community bank, we recognize that we are successful when our customers and communities prosper. We make significant investments in technology, our people, and branches. Our more than 50 branches are staffed by friendly, knowledgeable bankers who are driven by their desire to help their customers achieve their goals Note: Information as of December 31, 2023

BHB: Investment Summary • We set out to build a balanced Bank that is not reliant on any one business, with a strong risk-focused culture, and a judicious approach to managing capital through all market conditions. We intend to do this by: • Growing market share as our customer service differentiates us from our competition • Focusing on core earnings as we balance growth with profitability • Growing core transactional deposits over the long-term • Adhering to a disciplined credit culture with historic low charge-off rates • Diligently managing our interest rate sensitivity • Expanding non-interest income as a percentage of total revenue • Managing non-interest expenses while investing in infrastructure, digital platforms, call center, information technology and operations • We have a talented team and firm culture in place to implement our strategies in all economic environments 13

2023 Full Year Overview • Poised for Continued, Profitable Growth • 1.15% core return on assets1 • 3% annualized total loan growth, 6% annualized commercial loan growth • 3% annualized non-maturity deposit growth • 3.29% net interest margin • 59% efficiency ratio1 • 0.14% non-performing assets ratio to total assets • Continue to “Think Differently” and “Work Together” 14 1 For a reconciliation of non-GAAP measures to comparable GAAP measures, see the Appendix

Q1 2024 Overview • 1.03% return on assets • 9.32% return on equity • 2% annualized total loan growth, 7% annualized commercial loan growth • 3.14% net interest margin • 63% efficiency ratio1 • 0.17% non-performing assets ratio to total assets • Book value per share of $28.64 “Our business is based on longstanding, basic banking principles; take in deposits in the form of real currency and then lend that money back to our communities to make a meaningful difference. We remain committed to this while holding steadfast and resolute in navigating industry challenges, differentiating ourselves in the community bank space.” – Curtis C. Simard 15 1 For a reconciliation of non-GAAP measures to comparable GAAP measures, see the Appendix

Diversification of Non-Interest Income • We have diverse sources of non-interest income that continue to be a significant contribution in any rate environment • Mortgage production is opportunistically managed between balance sheet and secondary market sales • Bar Harbor Wealth Management, along with brokerage, continues to add new customers while navigating a tumultuous market breaching $3.0 billion in AUM 16

Loans – Focus on Profitability • Continue to prudently evaluate our loan portfolio mix & strategy • As of Q1 2024, Commercial Loans have increased from 49% to 65% of the Loan Portfolio since Q1 2019 17

Credit-Oriented Culture Asset Quality Remained Strong at Q1 2024 • Total delinquencies remain low at 0.21% of total loans • Non-accruing loans were steady at 0.23% of total loans • Net loan charge-offs of $76 thousand in Q1 2024 18 • Q1 2024 Allowance for Credit Losses remains well funded at 0.94% of total loans and 413% of non-accruing loans • Continue to maintain $0 in Bank-owned Real Estate (OREO) from foreclosure activity • Pass Rated loans ratio stable at 96%, with positive external feedback on ongoing credit administration and portfolio management Delinquent & Non-performing Loans / Total Loans 1 The increase was primarily a function of timing given the 31st day lands on a business day and a group of customers typically make payments about 30 days in arrears which become reportable as overdue. Accordingly, we do not believe the increase was an indication of deteriorated credit quality. Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Accruing Delinquent Loans 0.26%1 0.11% 0.16% 0.12% 0.14% Non-Accruing Loans 0.26% 0.22% 0.23% 0.18% 0.23% Total Delinquent and Non-Accruing Loans 0.52% 0.33% 0.39% 0.30% 0.37%

Commercial Real Estate – Office Exposure Office portfolio remains sound amid industry challenges Total outstanding office loans of $248 million, or ~ 8% of total loans, at Q1 2024 • 86% of total Office Exposure is pass-rated, with just 1% rated Substandard or worse • Weighted average risk rating of 4.09 for Office, compared to 4.10 for total portfolio 19 • 96% of total office exposure within New England market area, with a focus on suburban markets • Largest office exposure is to BHBT’s largest borrower - a RR 3 credit, with total office exposure of $46 million over 2 properties and a weighted-average LTV of 53% • Exposure is spread across 63 relationships and 95 loans • Total commitments of $253 million include undrawn LOCs and SWAP exposure Commercial Real Estate – Office ($000s)

Commercial Real Estate – Office Exposure New/Renewal Loan Activity • In Q1 2024, BHBT originated a new $10.2 million CREM on a mixed-use (office/retail/parking) property in Portland, ME with 92% occupancy, 65% LTV, and 1.30x DSCR. There has been no material new activity in the office sub-segment outside of that transaction in the past 12 months. • Three CRE-Office loans with balloon payments totaling $16.3 million were renewed at normal market terms and conditions over the past 9 months. Heightened Monitoring Amid Industry Challenges • Non-pass rated credits are monitored monthly as part of the bank’s Watched Asset Review Committee. Four office loans across two relationships totaling $16.7 million are on track for potential risk rating upgrades from RR6 to RR5 during 2024 based on improving trends in occupancy and debt service coverage. • In Q2 2023, $42.2 million of CRE-Office loans were downgraded, including 4 loans totaling $33.6 million that migrated to Risk Rating 6. These 4 loans have a weighted average loan-to-value of 66.5% and have the financial backing of high net worth sponsors and guarantors and as such are seen as likely upgrades in the near term. • Downgrades were partially offset by upgrades (within pass ratings) of $10.3 million and $8.0 million in Q2 2023 and Q3 2023, respectively. 20

Asset Quality 21 (200) (100) - 100 200 300 400 500 600 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Thousands Net Charge Offs $ 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 NPAs as a % of Total Assets 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Non-Performing Loans as a % of Total Loans 0.85% 0.86% 0.87% 0.88% 0.89% 0.90% 0.91% 0.92% 0.93% 0.94% 0.95% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Allowance for Credit Losses as a % of Total Loans (period end)

Deposits – Maintain Portfolio Composition 22 • Shift in deposit composition due to customer preference for time deposits given current and future expectations of the rate market

Continued Commitment to Strong Capital 23 Note: The blue horizontal lines indicate minimum required levels for “well-capitalized” banks 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Total Capital to Risk-Weighted Assets 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 CET 1 Capital to Risk-Weighted Assets 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Tier 1 Capital to Risk-Weighted Assets $0.25 $0.26 $0.26 $0.27 $0.27 $0.28 $0.28 $0.29 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Cash Dividend Paid Per Share

Interest Rate Sensitivity Position 24 • The Bank repositioned its net interest income (“NII”) sensitivity from an asset sensitive position while rates were rising to a more neutral position as we navigate the top of the rate cycle. • Economic value of equity (“EVE”) is slightly liability sensitive, with Asset/Swap duration (2.4) and Liability duration (2.3) closely matched to minimize risk • Continue to enhance and expand our use of models within the organization, strengthening various asset/liability assumptions and testing methods Change in Change Interest Rates NII (basis points) ( % ) -200 -5.0% -100 -2.7% +100 1.9% +200 3.8% +300 5.6% As of March 31, 2024 Change in Change Interest Rates EVE (basis points) ( % ) -200 3.8% -100 2.7% +100 -4.8% +200 -9.8% +300 -14.9% As of March 31, 2024

Investor Relations Contact Information 25 Facebook @BHBTsocial LinkedIn Bar Harbor Bank & Trust Instagram @BHBTSocial Connect with us on Social Media Visit our Website www.barharbor.bank/shareholder-relations Contact by Phone 207-288-2637 Write to us at Bar Harbor Bankshares Attn: Investor Relations PO Box 400 Bar Harbor, ME 04609-0400 Contact by Email investorrelations@barharbor.bank

Historical Financial Performance

Dollar values in millions, except per share amounts or otherwise noted	Audited For the Year Ended,					Unaudited For the Quarter Ended,				
	2019Y	2020Y	2021Y	2022Y	2023Y	2023Q1	2023Q2	2023Q3	2023Q4	2024Q1
Balance Sheet										
Total Assets	$3,669	$3,724	$3,709	$3,910	$3,971	$3,928	$4,029	$3,984	$3,971	$3,959
Total Loans	2,635	2,563	2,532	2,903	2,999	2,944	3,007	2,993	2,999	3,012
Total Deposits	2,696	2,906	3,049	3,043	3,141	3,054	3,090	3,140	3,141	3,127
Capital										
Total Equity	$396	$407	$424	$393	$432	$408	$411	$404	$432	$436
Tang. Common Equity / Tang. Assets	7.60%	7.78%	8.32%	7.09%	8.00%	7.45%	7.32%	7.25%	8.00%	8.13%
Tier 1 Leverage Ratio	8.13%	8.12%	8.66%	9.21%	9.70%	9.33%	9.40%	9.45%	9.70%	9.92%
Total Risk-Based Capital Ratio	13.61%	13.56%	14.31%	13.50%	13.97%	13.65%	13.62%	13.86%	13.97%	14.10%
Earnings & Profitability										
Net Income	$22.6	$33.2	$39.3	$43.6	$44.9	$13.0	$10.8	$11.1	$9.9	$10.1
Core ROAA	0.82%	0.93%	1.10%	1.17%	1.15%	1.36%	1.09%	1.11%	1.04%	1.03%
Core ROAE	7.65%	8.68%	9.87%	10.96%	10.96%	12.94%	10.42%	10.72%	9.82%	9.32%
Net Interest Margin	2.77%	2.97%	2.88%	3.36%	3.29%	3.54%	3.22%	3.18%	3.17%	3.14%
Efficiency Ratio	64.95%	61.71%	61.29%	59.26%	58.67%	54.72%	60.25%	58.59%	61.38%	62.91%
Asset Quality										
NPLs / Loans	0.44%	0.48%	0.40%	0.23%	0.18%	0.26%	0.22%	0.23%	0.18%	0.23%
NPAs / Assets	0.38%	0.33%	0.27%	0.17%	0.14%	0.20%	0.17%	0.17%	0.14%	0.17%
Reserves / Loans	0.58%	0.74%	0.90%	0.89%	0.94%	0.90%	0.91%	0.94%	0.91%	0.94%
NCOs / Average Loans	0.03%	0.07%	0.01%	-0.01%	0.02%	0.01%	0.00%	0.00%	0.02%	0.01%
Yield and Cost										
Yield on Earning Assets	4.14%	3.87%	3.33%	3.73%	4.85%	4.61%	4.77%	4.90%	5.02%	5.10%
Cost of Interest Bearing Deposits	1.27%	0.78%	0.36%	0.31%	1.57%	0.91%	1.45%	1.81%	2.05%	2.26%
Cost of Total Interest Bearing Liabilities	1.61%	0.96%	0.59%	0.49%	1.99%	1.39%	1.99%	2.19%	2.37%	2.48%

27

Non-GAAP to GAAP Reconciliations

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted		Audited For the Year Ended,					Unaudited				
		2019Y	2020Y	2021Y	2022Y	2023Y	2023Q1	2023Q2	2023Q3	2023Q4	2024Q1
Net income		$ 22,620	$ 33,244	$ 39,299	$ 43,557	$ 44,852	$ 13,012	$ 10,791	$ 11,104	$ 9,945	$ 10,095
Non-core items:											
Gain on sale of securities, net		(237)	(5,445)	(2,870)	(53)	(34)	(34)	—	—	—	—
(Gain) loss on sale of premises and equipment, net		18	(32)	378	10	182	(13)	(86)	—	281	(15)
(Gain) loss on other real estate owned		166	355	—	—	—	—	—	—	—	—
Loss on debt extinguishment		1,096	1,351	2,851	—	—	—	—	—	—	—
Acquisition, conversion and other expenses		8,317	5,801	1,667	266	283	20	—	—	263	20
Income tax expense [1]		(2,232)	(481)	(479)	(51)	(104)	6	20	—	(131)	(1)
Total non-core items		7,128	1,549	1,547	172	327	(21)	(66)	—	413	4
Core earnings [2]	(A)	$ 29,748	$ 34,793	$ 40,846	$ 43,729	$ 45,179	$ 12,991	$ 10,725	$ 11,104	$ 10,358	$ 10,099
Net interest income	(B)	$ 89,810	$ 99,180	$ 95,573	$113,681	$117,675	$ 30,906	$ 28,790	$ 29,186	$ 28,793	$ 28,055
Non-interest income		29,069	42,956	42,261	35,321	35,829	9,184	8,980	8,815	8,850	8,586
Total revenue		118,879	142,136	137,834	149,002	153,504	40,090	37,770	38,001	37,643	36,641
Gain on sale of securities, net		(237)	(5,445)	(2,870)	(53)	(34)	(34)	—	—	—	—
Total core revenue [2]	(C)	$ 118,642	$136,691	$134,964	$148,949	$153,470	$ 40,056	$ 37,770	$ 38,001	$ 37,643	$ 36,641
Total non-interest expense		$ 89,733	$ 94,860	$ 90,508	$ 91,253	$ 93,479	$ 22,704	$ 23,392	$ 23,016	$ 24,367	$ 23,688
Non-core expenses:											
Gain (loss) on sale of premises and equipment, net		(18)	32	(378)	(10)	(182)	13	86	—	(281)	15
Gain (loss) on other real estate owned		(166)	(355)	—	—	—	—	—	—	—	—
Loss on debt extinguishment		(1,096)	(1,351)	(2,851)	—	—	—	—	—	—	—
Acquisition, conversion and other expenses		(8,317)	(5,801)	(1,667)	(266)	(283)	(20)	—	—	(263)	(20)
Total non-core expenses		(9,597)	(7,475)	(4,896)	(276)	(465)	(7)	86	—	(544)	(5)
Core non-interest expense [2]	(D)	$ 80,136	$ 87,385	$ 85,612	$ 90,977	$ 93,014	$ 22,697	$ 23,478	$ 23,016	$ 23,823	$ 23,683

(Continued)

28

Non-GAAP to GAAP Reconciliations (continued)

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted		Audited For the Year Ended,					Unaudited				
		2019Y	2020Y	2021Y	2022Y	2023Y	2023Q1	2023Q2	2023Q3	2023Q4	2024Q1
Total revenue		$ 118,879	$142,136	$137,834	$149,002	$153,504	$ 40,090	$ 37,770	$ 38,001	$ 37,643	$ 36,641
Total non-interest expense		89,733	94,860	90,508	91,253	93,479	22,704	23,392	23,016	24,367	23,688
Pre-tax, pre-provision net revenue		$ 29,146	$ 47,276	$ 47,326	$ 57,749	$ 60,025	$ 17,386	$ 14,378	$ 14,985	$ 13,276	$ 12,953
Core revenue[2]		$ 118,642	$136,691	$134,964	$148,949	$153,470	$ 40,056	$ 37,770	$ 38,001	$ 37,643	$ 36,641
Core non-interest expense[2]		80,136	87,385	85,612	90,977	93,014	22,697	23,478	23,016	23,823	23,683
Core pre-tax, pre-provision net revenue[2]	(U)	$ 38,506	$ 49,306	$ 49,352	$ 57,972	$ 60,456	$ 17,359	$ 14,292	$ 14,985	$ 13,820	$ 12,958
(in millions)											
Average earning assets	(E)	$ 3,320	$ 3,397	$ 3,373	$ 3,425	$ 3,623	$ 3,585	$ 3,637	$ 3,687	$ 3,652	$ 3,645
Average assets	(F)	3,649	3,758	3,718	3,747	3,934	3,885	3,931	3,984	3,940	3,938
Average shareholders' equity	(G)	389	401	414	399	412	407	413	411	419	436
Average tangible shareholders' equity [2] [3]	(H)	278	273	288	273	288	282	288	286	294	312
Tangible shareholders' equity, period-end [2] [3]	(I)	269	284	298	268	308	283	286	280	308	312
Tangible assets, period-end [2] [3]	(J)	3,542	3,598	3,583	3,784	3,847	3,803	3,904	3,859	3,847	3,835
Common shares outstanding, period-end	(K)	15,558	14,916	15,001	15,083	15,172	15,124	15,144	15,156	15,172	15,212
Average diluted shares outstanding	(L)	15,587	15,272	15,045	15,112	15,195	15,190	15,180	15,196	15,221	15,270
Core earnings per share, diluted [2]	(A/L)	$ 1.91	$ 2.28	$ 2.72	$ 2.89	$ 2.95	$ 0.86	$ 0.71	$ 0.73	$ 0.68	$ 0.66
Tangible book value per share, period-end [2]	(I/K)	17.30	18.77	19.86	17.78	20.28	18.74	18.88	18.45	20.28	20.48
Securities adjustment, net of tax [1] [4]	(M)	5,549	10,023	1,985	(55,246)	(47,649)	(50,646)	(55,307)	(66,530)	(47,649)	(49,633)
Tangible book value per share, excluding securities adjustment [2] [4]	(I+M)/K	16.94	18.09	19.73	21.44	23.42	22.08	22.53	22.84	23.42	23.75
Tangible shareholders' equity/total tangible assets [2]	(I/J)	7.60	7.78	8.32	7.09	8.00	7.45	7.32	7.25	8.00	8.13

(Continued)

29

Non-GAAP to GAAP Reconciliations (continued)

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted		Audited For the Year Ended,					Unaudited				
		2019Y	2020Y	2021Y	2022Y	2023Y	2023Q1	2023Q2	2023Q3	2023Q4	2024Q1
Performance ratios [5]											
GAAP return on assets		0.62%	0.88%	1.06%	1.16%	1.14%	1.36%	1.10%	1.11%	1.00%	1.03%
Core return on assets [2]	(A/F)	0.82	0.93	1.10	1.17	1.15	1.36	1.09	1.11	1.04	1.03
Pre-tax, pre-provision return on assets		0.80	1.26	1.27	1.54	1.53	1.81	1.47	1.49	1.34	1.32
Core pre-tax, pre-provision return on assets [2]	(U/F)	1.06	1.31	1.33	1.49	1.54	1.81	1.46	1.49	1.39	1.32
GAAP return on equity		5.82	8.29	9.50	10.91	10.88	12.96	10.49	10.72	9.43	9.32
Core return on equity [2]	(A/G)	7.65	8.68	9.87	10.96	10.96	12.94	10.42	10.72	9.82	9.32
Return on tangible equity		8.32	12.45	13.92	16.20	15.84	18.97	15.28	15.65	13.65	13.26
Core return on tangible equity [1] [2]	(A+Q)/H	10.86	13.02	14.46	16.26	15.96	18.94	15.19	15.65	14.21	13.27
Efficiency ratio [2] [6]	(D-O-Q)/(C+N)	64.95	61.71	61.29	59.26	58.67	54.72	60.25	58.59	61.38	62.91
Net interest margin, fully taxable equivalent [2]	(B+P)/E	2.77	2.97	2.88	3.36	3.29	3.54	3.22	3.18	3.17	3.14
Supplementary data (in thousands)											
Taxable equivalent adjustment for efficiency ratio	(N)	$ 2,692	$ 2,477	$ 2,330	$ 2,020	$ 2,392	$ 727	$ 539	$ 565	$ 561	$ 523
Franchise taxes included in non-interest expense	(O)	469	477	528	583	638	148	163	186	141	70
Tax equivalent adjustment for net interest margin	(P)	2,048	1,853	1,653	1,398	1,550	368	382	405	395	388
Intangible amortization	(Q)	861	1,024	940	932	932	233	233	233	233	233

(1) Assumes a marginal tax rate of 24.01% in 2024 and the fourth quarter 2023, 23.80% for the first three quarters of 2023, 23.53% for the fourth quarter 2022, 23.41% for the third quarter of 2022, 23.41% for 2021, 23.71% for 2020, 23.87% for 2019.

(2) Non-GAAP financial measure.

(3) Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.

(4) Securities adjustment, net of tax represents the total unrealized losses and gains on available-for-sale securities recorded on our consolidated balance sheets within total common shareholders' equity.

(5) All performance ratios are based on average balance sheet amounts, where applicable.

(6) Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

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